Exhibit 99.1

Press Release

Clean Harbors Reports First-Quarter

2010 Financial Results

•                  Industrial Services Segment Drives Record First-Quarter Revenue and EBITDA

•                  Company on Track for Expected 2010 Cost Savings, Confirms Full-Year Guidance

•                  Announces Tuck-In Acquisition of Oilfield and Refinery Services Company

•                  Divests Pembina Area Landfill in Alberta, Canada

Norwell, MA — May 5, 2010 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services and hazardous waste management services throughout North America, today announced financial results for the first quarter ended March 31, 2010.

Revenue increased 72% to $354.9 million from $206.3 million in the first quarter of 2009, reflecting the acquisition of Eveready Inc. in mid-2009.  Income from operations more than doubled to $23.6 million from $10.7 million in the first quarter of 2009.  First quarter 2010 net income increased to $10.4 million, or $0.40 per diluted share, from $5.0 million, or $0.21 per diluted share, in the first quarter of 2009.  Weighted average diluted shares outstanding used to calculate the net income per share in the first quarter of 2010 were 26.4 million, versus 23.9 million in the same period of 2009.

EBITDA (see description below) increased to $49.0 million from $25.4 million in the first quarter of 2009.

Comments on the First Quarter

“We reported record top-line results for the first quarter of 2010 as Energy and Industrial Services — primarily consisting of the Eveready business — drove year-over-year revenue growth of more than 70%,” said Alan S. McKim, Chairman and Chief Executive Officer.  “Within Environmental Services — primarily consisting of our legacy Clean Harbors business — we saw continued stabilization across a number of our key industrial verticals, including Chemicals, Manufacturing and Pharmaceuticals.  Due to an increased contribution at our Canadian locations, utilization at our incinerators was up slightly year-over-year at 86% while our landfill business was essentially flat with the same period last year.”

“Unfavorable weather conditions affected our business throughout much of the quarter, with heavy snow and freezing temperatures in the Mid-Atlantic region, widespread flooding in the Northeast and unseasonably warm temperatures in much of Western Canada,” McKim said.  “The early onset of the mud season in Canada slowed the performance of our Exploration Services segment, which was off to a strong start in the quarter.  At the same time, an increase in refinery turnaround work offset some of the weather-related slowdowns in the region. Weather issues largely abated as the quarter progressed, and we entered the second quarter with strong top-line momentum.”

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

“During the quarter, we increased our EBITDA by more than 90% year-over-year,” McKim said.  “EBITDA growth outpaced revenue growth as we began to capture synergies and economies of scale from the Eveready transaction.  We also continued our ongoing cost reduction initiatives including steadily lowering our non-billable headcount.”

“We made significant progress on the integration of Eveready during the first quarter,” McKim said.  “We fully implemented a number of enterprise-wide systems and processes that should increase its operational efficiencies going forward.  Our rebranding program is nearly complete.  We also recently divested two components of Eveready.  In late April, we sold the Pembina Area Landfill in Alberta for $11.7 million.  We had agreed with Canadian regulators to dispose of our interest in this landfill due to its proximity to our existing landfill in the region.  Earlier in April, we sold Eveready’s Mobile Industrial Health business, which was a non-core asset, for $2.4 million.”

Non-GAAP First-Quarter Results

Clean Harbors reports EBITDA results, which are non-GAAP financial measures, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of EBITDA achieved.  The Company defines EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and EBITDA for the first quarter of 2010 and 2009 (in thousands):

	For the three months ended:
	March 31, 2010	March 31, 2009

Net income	$10,430	$4,955
Accretion of environmental liabilities	2,702	2,650
Depreciation and amortization	22,674	12,061
Interest expense, net	6,928	1,380
Other income	(446)	(33)
Provision for income taxes	7,089	4,411
Income from discontinued operations, net of tax	(382)	—
EBITDA	$48,995	$25,424

Acquisition of Sturgeon & Son Transportation, Inc.

Clean Harbors also announced today that it has acquired privately-held Sturgeon & Son Transportation, Inc., a wholly owned subsidiary of Sturgeon Services International, Inc., for $12.5 million in cash and 16,000 shares of Clean Harbors’ common stock.  Headquartered in Bakersfield, California, Sturgeon & Son Transportation specializes in hazardous waste removal, transportation and refinery services.  The company generated positive EBITDA and approximately $12.4 million in revenue during 2009.

“This acquisition enhances our growing West Coast presence,” said McKim. “Sturgeon & Son Transportation is a family owned and operated business with an outstanding reputation among its regional customer base.  The company has a history of success in a number of attractive vertical markets, including oilfield and refinery services.  Sturgeon & Son Transportation operates an extensive fleet of specialized equipment that will be a strong addition to our existing network of assets in the Western U.S.  We currently expect the acquisition to be accretive to earnings in 2010.”

Sturgeon Services International, Inc. will continue to provide construction, paving and grading, construction material recycling and other special projects to its customer base.

Business Outlook and Financial Guidance

“We remain encouraged about our prospects for the full year,” McKim said.  “The strong conclusion to the first quarter, particularly in our Environmental Services business, is promising.  We continue to see a number of large project opportunities in our pipeline and an improving outlook across the majority of our key vertical markets.  We continue to believe that a sizeable backlog of work exists in the marketplace as customers have continually pushed off routine maintenance and remediation due to the recession.  We are beginning to see customers move forward with some of these delayed assignments as economic conditions gradually improve.  In addition, we are currently responding to the recent major oil spill in the Gulf of Mexico, but the full scope of our involvement in the clean-up efforts has yet to be determined and will evolve over time.”

“On the cost side, we remain committed to our ongoing expense reduction initiatives and capturing synergies from the Eveready acquisition,” McKim concluded. “We continue to believe that Eveready will be a long-term growth engine for Clean Harbors.  With Eveready steadily becoming more integrated into our organization, we believe that the leverage inherent in our business model will enable us to continue to grow EBITDA for the remainder of 2010 and beyond.  In addition, our strong cash position affords us substantial flexibility to expand our business through both selective acquisitions and strategic investments.”

Based on its first-quarter performance and current market conditions, Clean Harbors is reiterating its 2010 annual revenue and EBITDA guidance, exclusive of potential future acquisitions and the impact of the major emergency response event in the Gulf.  The Company continues to expect full-year 2010 revenue in the range of $1.40 billion to $1.45 billion.  The Company is targeting EBITDA for 2010 in the range of $224 million to $232 million for the full year.

Conference Call Information

Clean Harbors will conduct a conference call for investors to discuss the information contained in this press release today, Wednesday, May 5, 2010 at 9:00 a.m. (ET).  On the call, Chairman, President and Chief Executive Officer Alan S. McKim and Executive Vice President and Chief Financial Officer James M. Rutledge will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the first-quarter 2010 webcast should log onto www.cleanharbors.com/investor_relations.  The live call also can be accessed by dialing 877.407.5790 or 201.689.8328 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors is the leading provider of environmental, energy and industrial services, and hazardous waste management services throughout North America.  The Company serves more than 50,000 customers, including a majority of the Fortune 500 companies, thousands of smaller private entities and numerous federal, state, provincial and local governmental agencies.

Within Clean Harbors Environmental Services, the Company offers Technical Services and Field Services.  Technical Services provide a broad range of hazardous material management and disposal services including the collection, packaging, recycling, treatment and disposal of hazardous and non-hazardous waste.  Field Services provide a wide variety of environmental cleanup services on customer sites or other locations on a scheduled or emergency response basis.

Within Clean Harbors Energy and Industrial Services, the Company offers Industrial Services and Exploration Services.  Industrial Services provide industrial and specialty services, such as high-pressure and chemical cleaning, catalyst handling, decoking, material processing and industrial lodging services to refineries, chemical plants, pulp and paper mills, and other industrial facilities.  Exploration Services provide exploration and directional boring services to the energy sector serving oil and gas exploration, production, and power generation.

Headquartered in Norwell, Massachusetts, Clean Harbors has more than 175 locations, including over 50 waste management facilities, throughout North America in 36 U.S. states, seven Canadian provinces, Mexico and Puerto Rico.  The Company also operates international locations in Bulgaria, China, Sweden, Singapore, Thailand and the United Kingdom.  For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties.  These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements.  Such statements may include, but are not limited to, statements about the benefits of the acquisition of Eveready, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of Clean Harbors’ management and are subject to significant risks and uncertainties.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.  The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its various filings with the Securities and Exchange Commission.  A variety of factors may affect the Company’s performance, including, but not limited to:

•                  The Company’s ability to manage the significant environmental liabilities that it assumed in connection with prior acquisitions;

•                  The availability and costs of liability insurance and financial assurance required by governmental entities related to the Company’s facilities;

•                  General conditions in the oil and gas industries, particularly in the Alberta oil sands and other parts of Western Canada;

•                  The possibility that the expected synergies from the acquisition of Eveready will not be timely or fully realized;

•                  The extent to which the Company’s major customers commit to and schedule major projects;

•                  The Company’s future cash flow and earnings;

•                  The Company’s ability to meet its debt obligations;

•                  The Company’s ability to increase its market share;

•                  The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•                  The effect of economic forces and competition in specific marketplaces where the Company competes;

•                  The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•                  The outcome of litigation or threatened litigation or regulatory actions;

•                  The effect of commodity pricing on overall revenues and profitability;

•                  Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

•                  The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•                  The effects of industry trends in the environmental services, energy and industrial services marketplaces; and

•                  The effects of conditions in the financial services industry on the availability of capital and financing.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance.  Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, which may be viewed on www.cleanharbors.com/investor_relations.

Contacts:

James M. Rutledge	Bill Geary	Jim Buckley
EVP and Chief Financial Officer	Corporate Counsel for Public Affairs	Executive Vice President
Clean Harbors, Inc.	Clean Harbors, Inc.	Sharon Merrill Associates
781.792.5100	781.792.5130	617.542.5300
InvestorRelations@cleanharbors.com		clh@investorrelations.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

	For the three months ended:
	March 31,	March 31,
	2010	2009

Revenues	$354,896	$206,306
Cost of revenues (exclusive of items shown separately below)	260,417	143,513
Selling, general and administrative expenses	45,484	37,369
Accretion of environmental liabilities	2,702	2,650
Depreciation and amortization	22,674	12,061
Income from operations	23,619	10,713
Other income	446	33
Interest (expense), net	(6,928)	(1,380)
Income before provision for income taxes	17,137	9,366
Provision for income taxes	7,089	4,411
Income from continuing operations, net of tax	10,048	4,955
Income from discontinued operations, net of tax	382	—
Net income	$10,430	$4,955
Earnings per share:
Basic	$0.40	$0.21
Diluted	$0.40	$0.21

Weighted average common shares outstanding	26,251	23,748
Weighted average common shares outstanding plus potentially dilutive common shares	26,371	23,862

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands)

	March 31,	December 31,
	2010	2009
Current assets:
Cash and cash equivalents	$206,604	$233,546
Marketable securities	4,412	2,072
Accounts receivable, net	297,751	274,918
Unbilled accounts receivable	21,057	12,331
Deferred costs	5,312	5,192
Prepaid expenses and other current assets	18,417	18,348
Supplies inventories	41,440	41,417
Deferred tax assets	19,114	18,865
Assets held for sale	15,135	13,561
Total current assets	629,242	620,250

Property, plant and equipment, net	597,023	589,944

Other assets:
Long-term investments	6,503	6,503
Deferred financing costs	9,694	10,156
Goodwill	56,713	56,085
Permits and other intangibles, net	114,036	114,188
Other	3,980	3,942
Total other assets	190,926	190,874
Total assets	$1,417,191	$1,401,068

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

(in thousands)

	March 31,	December 31,
	2010	2009
Current liabilities:
Current portion of capital lease obligations	$1,963	$1,923
Accounts payable	92,242	97,923
Deferred revenue	22,547	21,156
Accrued expenses	79,178	90,707
Current portion of closure, post-closure and remedial liabilities	18,615	18,412
Liabilities held for sale	3,522	3,199
Total current liabilities	218,067	233,320
Other liabilities:
Closure and post-closure liabilities, less current portion	30,224	28,505
Remedial liabilities, less current portion	133,630	134,379
Long-term obligations	292,651	292,433
Capital lease obligations, less current portion	6,659	6,915
Unrecognized tax benefits and other long-term liabilities	93,853	91,691
Total other liabilities	557,017	553,923
Total stockholders’ equity, net	642,107	613,825
Total liabilities and stockholders’ equity	$1,417,191	$1,401,068